Exhibit 99.1

CareCloud Reports Third Quarter 2024 Results

Pays Off Credit Line, Plans to Resume Preferred Dividends in Q1 2025

SOMERSET, N.J. November 12, 2024 (GLOBE NEWSWIRE) - CareCloud, Inc. (Nasdaq: CCLD, CCLDO, CCLDP), a leader in healthcare technology and generative AI solutions for medical practices and health systems nationwide, announced financial and operational results for the quarter ended September 30, 2024 including that it has fully paid its credit line and that it plans to resume dividends on its Series A and B Preferred Stock on March 15, 2025. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for the year.

Third Quarter 2024 Highlights

●	GAAP net income of $3.1 million, compared to a net loss of $2.7 million in Q3 2023
●	Adjusted net income of $3.5 million, compared to $200 thousand in Q3 2023, an increase of 1,610%
●	Adjusted EBITDA of $6.8 million, compared to $3.2 million in Q3 2023, an increase of 111%
●	Free cash flow of $5.4 million, compared to $1.1 million in Q3 2023, an increase of 405%, highest ever achieved by the Company
●	Revenue of $28.5 million, compared to $29.3 million in Q3 2023, a decrease of 2.5%

Year-to-date 2024 Highlights

●	GAAP net income of $4.6 million, compared to a net loss of $5.0 million in the same period last year
●	Adjusted net income of $6.6 million, compared to $4.0 million in the same period last year, an increase of 68%
●	Adjusted EBITDA of $16.9 million, compared to $11.3 million in the same period last year, an increase of 50%
●	Free cash flow of $10.3 million, compared to $2.4 million in the same period last year, an increase of 328%, highest ever achieved by the company
●	Revenue of $82.6 million, compared to $88.6 million in the same period last year, a decrease of 6.8%

Recent Operational Highlights

●	Plans to resume dividends on March 15, 2025 for Series A and B Preferred Stock
●	Fully repaid the Silicon Valley Bank (“SVB”) credit facility balance, which was $10 million on January 1, 2024, utilizing internally generated free cash flow
●	Reduced the SVB credit facility limit to $10 million, thereby reducing banking fees by $140,000
●	CareCloud’s Series A Preferred Stock Special Proxy was approved by the shareholders, which will provide additional protection to Series A shareholders in the future, and eventually reduce cash requirements for future dividend payments by approximately $2.5 million a year

“We’re proud to have achieved our profitability targets, underscored by the full repayment of our credit facility through internally generated cash flow,” said A. Hadi Chaudhry, CEO of CareCloud. “Our disciplined strategy and execution is further strengthened by our integration of generative AI, which enhances clinical workflows, improves documentation accuracy, and reduces manual administrative tasks. As we advance our AI capabilities, we expect these efficiencies to contribute meaningfully to our profitability in 2025, positioning us well for long-term value creation.”

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“We are succeeding at transforming our cost structure and positioning CareCloud for future growth,” said Stephen Snyder, President of CareCloud. “We are very pleased to report that we have improved year-over-year free cash flow by 328%, a new record for CareCloud. Further, we anticipate resuming dividend payments on our preferred shares in March 2025, achieving a significant goal we articulated at the beginning of the year.”

Third Quarter 2024 Financial Results

Revenue for the third quarter 2024 was $28.5 million, compared to $29.3 million for the third quarter of 2023, the majority of this slight decline was due to the non-recurring professional services.

Third quarter 2024 GAAP net income was $3.1 million, as compared to a net loss of $2.7 million in the same period last year. The GAAP net loss was $0.04 per share, based on the net loss attributable to common shareholders, which takes into account the preferred stock dividends earned, whether or not they were declared or paid during the quarter.

Adjusted EBITDA for the third quarter 2024 was $6.8 million, or 24% of revenue, compared to $3.2 million in the same period last year, an increase of 111%.

Norman Roth, Interim Chief Financial Officer and Corporate Controller, commented “this is our second consecutive quarter returning to positive GAAP net income and our largest quarterly net income since Q4 2021. It was also the highest quarterly adjusted EBITDA we have reported in two years. We were able to use the profits and cash flows we generated to fully pay the outstanding balance on our Silicon Valley Bank line of credit. This will reduce interest costs in the future and allowed us to reduce the size of our $25 million line of credit, giving us additional financial flexibility, with no concern about needing to satisfy bank covenants. We have accomplished what we set out to achieve in 2024, leaving ourselves in a strong position for 2025 to execute on our strategic and growth objectives.”

Nine Month 2024 Financial Results

Revenue for the first nine months of 2024 was $82.6 million, compared to $88.6 million in the first nine months of 2023.

For the first nine months of 2024, the Company’s GAAP net income was $4.6 million, compared to a GAAP net loss of $5.0 million in the first nine months of 2023.

During this period, adjusted EBITDA was $16.9 million, an increase of $5.6 million from $11.3 million in the same period last year.

Cash Balances and Capital

As of September 30, 2024, the Company had approximately $2.8 million of cash. Net working capital was $732,000. During the first nine months of 2024, cash flow from operations was approximately $15.4 million, compared to $11.7 million in the same period last year.

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2024 Full-Year Guidance

CareCloud is reaffirming analyst expectations for its revenue guidance of $109 - $111 million and increasing its adjusted EBITDA guidance to $23 - $25 million for the fiscal year ending December 31, 2024.

Conference Call Information

CareCloud management will host a conference call today at 8:30 a.m. Eastern Time to discuss the third quarter 2024 results. The live webcast of the conference call and related presentation slides can be accessed at ir.carecloud.com/events. An audio-only option is available by dialing (201) 389-0920 and referencing “CareCloud Third Quarter 2024 Earnings Call.” Investors who opt for audio-only will need to download the related slides at ir.carecloud.com/events.

A replay of the conference call and related presentation slides will be available approximately one hour after conclusion of the call at the same link. An audio-only option can also be accessed by dialing (412) 317-6671 and providing the access code 13749163.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “forecasts,” “predicts,” “possible,” “potential,” “target,” “approximately,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of pandemics on our financial performance and business activities, and the expected results from the integration of our acquisitions.

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These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, manage and keep our information systems secure and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About CareCloud

CareCloud (Nasdaq: CCLD, CCLDP, CCLDO) brings disciplined innovation and generative AI solutions to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health, at www.carecloud.com.

Follow CareCloud on LinkedIn, X and Facebook.

For additional information, please visit our website at www.carecloud.com. To listen to video presentations by CareCloud’s management team, read recent press releases and view the latest investor presentation, please visit ir.carecloud.com.

SOURCE CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Stephen Snyder

President

CareCloud, Inc.

ir@carecloud.com

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CARECLOUD, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands, except share and per share amounts)

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash	$2,782	$3,331
Accounts receivable - net	11,992	11,888
Contract asset	4,617	5,094
Inventory	514	465
Current assets - related party	16	16
Prepaid expenses and other current assets	2,741	2,449
Total current assets	22,662	23,243
Property and equipment - net	4,894	5,317
Operating lease right-of-use assets	3,310	4,365
Intangible assets - net	20,106	25,074
Goodwill	19,186	19,186
Other assets	536	641
TOTAL ASSETS	$70,694	$77,826
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,567	$5,798
Accrued compensation	2,545	3,444
Accrued expenses	5,138	5,065
Operating lease liability (current portion)	1,424	1,888
Deferred revenue (current portion)	1,312	1,380
Notes payable (current portion)	506	292
Dividend payable	5,438	5,433
Total current liabilities	21,930	23,300
Notes payable	29	37
Borrowings under line of credit	-	10,000
Operating lease liability	1,900	2,516
Deferred revenue	327	256
Total liabilities	24,186	36,109
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares. Series A, issued and outstanding 4,526,231 shares at September 30, 2024 and December 31, 2023. Series B, issued and outstanding 1,482,792 and 1,468,792 shares at September 30, 2024 and December 31, 2023, respectively	6	6
Common stock, $0.001 par value - authorized 35,000,000 shares. Issued 16,962,619 and 16,620,891 shares at September 30, 2024 and December 31, 2023, respectively. Outstanding 16,221,820 and 15,880,092 shares at September 30, 2024 and December 31, 2023, respectively	17	17
Additional paid-in capital	121,033	120,706
Accumulated deficit	(69,926)	(74,481)
Accumulated other comprehensive loss	(3,960)	(3,869)
Less: 740,799 common shares held in treasury, at cost at September 30, 2024 and December 31, 2023	(662)	(662)
Total shareholders’ equity	46,508	41,717
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$70,694	$77,826

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CARECLOUD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

($ in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
NET REVENUE	$28,546	$29,280	$82,598	$88,643
OPERATING EXPENSES:
Direct operating costs	15,420	18,260	45,839	53,843
Selling and marketing	1,375	2,337	4,809	7,529
General and administrative	4,378	5,482	12,127	16,518
Research and development	800	1,260	2,768	3,523
Depreciation and amortization	3,241	3,903	10,885	10,282
Loss on lease terminations, unoccupied lease charges and restructuring costs	67	8	505	430
Total operating expenses	25,281	31,250	76,933	92,125
OPERATING INCOME (LOSS)	3,265	(1,970)	5,665	(3,482)
OTHER:
Interest income	17	52	68	124
Interest expense	(179)	(352)	(832)	(829)
Other income (expense) - net	60	(422)	(227)	(591)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	3,163	(2,692)	4,674	(4,778)
Income tax provision	41	57	119	204
NET INCOME (LOSS)	$3,122	$(2,749)	$4,555	$(4,982)

Preferred stock dividend	3,789	3,916	9,024	11,757
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(667)	$(6,665)	$(4,469)	$(16,739)

Net loss per common share: basic and diluted	$(0.04)	$(0.42)	$(0.28)	$(1.07)
Weighted-average common shares used to compute basic and diluted loss per share	16,195,363	15,760,499	16,114,330	15,600,361

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CARECLOUD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

($ in thousands)

	2024	2023
OPERATING ACTIVITIES:
Net income (loss)	$4,555	$(4,982)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,138	10,672
Lease amortization	1,502	1,618
Deferred revenue	3	221
Provision for expected credit losses	284	389
Provision for deferred income taxes	-	81
Foreign exchange (gain) loss	(114)	596
Interest accretion	465	493
Stock-based compensation (benefit) expense	(191)	3,783
Changes in operating assets and liabilities:
Accounts receivable	(388)	1,889
Contract asset	477	(549)
Inventory	(49)	(97)
Other assets	(63)	(117)
Accounts payable and other liabilities	(2,206)	(2,276)
Net cash provided by operating activities	15,413	11,721
INVESTING ACTIVITIES:
Purchases of property and equipment	(759)	(2,687)
Capitalized software and other intangible assets	(4,385)	(6,635)
Net cash used in investing activities	(5,144)	(9,322)
FINANCING ACTIVITIES:
Preferred stock dividends paid	-	(11,691)
Settlement of tax withholding obligations on stock issued to employees	(200)	(1,425)
Repayments of notes payable	(478)	(717)
Proceeds from issuance of Series B Preferred Stock, net of expenses	-	1,427
Proceeds from line of credit	-	14,700
Repayment of line of credit	(10,000)	(10,700)
Net cash used in financing activities	(10,678)	(8,406)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(140)	114
NET DECREASE IN CASH	(549)	(5,893)
CASH - Beginning of the period	3,331	12,299
CASH - End of the period	$2,782	$6,406
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared, not paid	$5	$4,125
Purchase of prepaid insurance with assumption of note	$685	$620
Reclass of deposits for property and equipment placed in service	$296	$-
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$145	$131
Interest	$642	$630

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP Net Income (Loss)

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net income (loss).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	($ in thousands)
Net revenue	$28,546	$29,280	$82,598	$88,643

GAAP net income (loss)	3,122	(2,749)	4,555	(4,982)

Provision for income taxes	41	57	119	204
Net interest expense	162	300	764	705
Foreign exchange (gain) loss / other expense	(57)	426	244	609
Stock-based compensation expense (benefit), net of restructuring costs	252	1,209	(191)	3,783
Depreciation and amortization	3,241	3,903	10,885	10,282
Transaction and integration costs	12	91	35	270
Loss on lease terminations, unoccupied lease charges and restructuring costs	67	8	505	430
Adjusted EBITDA	$6,840	$3,245	$16,916	$11,301

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Non-GAAP Adjusted Operating Income to GAAP Operating Income (Loss)

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating income (loss) and GAAP operating margin.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	($ in thousands)
Net revenue	$28,546	$29,280	$82,598	$88,643

GAAP net income (loss)	3,122	(2,749)	4,555	(4,982)
Provision for income taxes	41	57	119	204
Net interest expense	162	300	764	705
Other (income) expense - net	(60)	422	227	591
GAAP operating income (loss)	3,265	(1,970)	5,665	(3,482)
GAAP operating margin	11.4%	(6.7)%	6.9%	(3.9)%

Stock-based compensation expense (benefit), net of restructuring costs	252	1,209	(191)	3,783
Amortization of purchased intangible assets	75	1,201	1,501	3,775
Transaction and integration costs	12	91	35	270
Loss on lease terminations, unoccupied lease charges and restructuring costs	67	8	505	430
Non-GAAP adjusted operating income	$3,671	$539	$7,515	$4,776
Non-GAAP adjusted operating margin	12.9%	1.8%	9.1%	5.4%

Non-GAAP Adjusted Net Income to GAAP Net Income (Loss)

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net income (loss) and GAAP net loss per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	($ in thousands)
GAAP net income (loss)	$3,122	$(2,749)	$4,555	$(4,982)

Foreign exchange (gain) loss / other expense	(57)	426	244	609
Stock-based compensation expense (benefit), net of restructuring costs	252	1,209	(191)	3,783
Amortization of purchased intangible assets	75	1,201	1,501	3,775
Transaction and integration costs	12	91	35	270
Loss on lease terminations, unoccupied lease charges and restructuring costs	67	8	505	430
Income tax provision related to goodwill	-	17	-	81
Non-GAAP adjusted net income	$3,471	$203	$6,649	$3,966

End-of-period shares	16,221,820	15,857,650	16,221,820	15,857,650

Non-GAAP adjusted net income per share	$0.21	$0.01	$0.41	$0.25

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of September 30, 2024 and 2023.

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	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net loss attributable to common shareholders, per share	$(0.04)	$(0.42)	$(0.28)	$(1.07)
Impact of preferred stock dividend	0.23	0.25	0.56	0.76
Net income (loss) per end-of-period share	0.19	(0.17)	0.28	(0.31)

Foreign exchange (gain) loss / other expense	0.00	0.02	0.02	0.04
Stock-based compensation expense (benefit), net of restructuring costs	0.02	0.08	(0.01)	0.24
Amortization of purchased intangible assets	0.00	0.07	0.09	0.23
Transaction and integration costs	0.00	0.01	0.00	0.02
Loss on lease terminations, unoccupied lease charges and restructuring costs	0.00	0.00	0.03	0.03
Income tax provision related to goodwill	-	0.00	-	0.00
Non-GAAP adjusted earnings per share	$0.21	$0.01	$0.41	$0.25

End-of-period common shares	16,221,820	15,857,650	16,221,820	15,857,650
Outstanding unvested RSUs	265,699	758,160	265,699	758,160
Total fully diluted shares	16,487,519	16,615,810	16,487,519	16,615,810
Non-GAAP adjusted diluted earnings per share	$0.21	$0.01	$0.40	$0.24

Net cash provided by operating activities to free cash flow

Set forth below is a reconciliation of our non-GAAP “free cash flow” to our GAAP net cash provided by operating activities.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	($ in thousands)
Net cash provided by operating activities	$7,068	$4,313	$15,413	$11,721

Purchases of property and equipment	(334)	(1,066)	(759)	(2,687)
Capitalized software and other intangible assets	(1,339)	(2,179)	(4,385)	(6,635)
Free cash flow	$5,395	$1,068	$10,269	$2,399

Net cash used in investing activities [1]	$(1,673)	$(3,245)	$(5,144)	$(9,322)
Net cash used in financing activities	$(5,166)	$(2,581)	$(10,678)	$(8,406)

1 Net cash used in investing activities includes purchases of property and equipment and capitalized software and other intangible assets, which are also included in our computation of free cash flow.

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

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Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment charges and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment charges and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment charges, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period.

Management defined “free cash flow” as the sum of net cash provided by operating activities less cash used for purchases of property and equipment and cash used to develop capitalized software and other intangible assets.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange loss / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

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Stock-based compensation expense (benefit). Stock-based compensation expense (benefit) is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Loss on lease terminations, unoccupied lease charges and restructuring costs. Net loss on lease terminations represents the write-off of leasehold improvements and gains or losses as a result of an early lease termination. Unoccupied lease charges represent the portion of lease and related costs for vacant space not being utilized by the Company. Restructuring costs primarily consist of severance and separation costs associated with the optimization of the Company’s operations and profitability improvements. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Income tax provision related to goodwill. Income tax provision resulting from the amortization of goodwill related to our acquisitions represents a charge (benefit) to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. Any income tax expense is not anticipated to result in a cash payment.

Free cash flow. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company’s financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net operating results as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, the Company’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our condensed consolidated statements of cash flows.

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